UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 4, 2010

INTRALINKS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34832	20-8915510
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

150 East 42nd Street, 8th Floor, New York, NY	10017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 543-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2010, Gary Hirsch advised IntraLinks Holdings, Inc. (the “Company”) of his decision to resign his position as Senior Vice President and General Counsel, effective as of October 6, 2010.  On October 6, 2010, the Company announced the appointment of David G. Curran as Executive Vice President, Business and Legal Affairs of the Company, succeeding Mr. Hirsch.

In connection with his resignation, Mr. Hirsch agreed to assist the Company on various corporate matters, including the management transition, until December 31, 2010 as a non-executive employee and, from January 1, 2011 to June 30, 2011, as a consultant pursuant to a Consulting Agreement (the “Consulting Agreement”) with the Company entered into on October 6, 2010.  During the term of the Consulting Agreement, the Company will pay Mr. Hirsch a monthly consulting fee of $18,333.00 and reimburse 70% of the cost of Mr. Hirsch’s health benefits.  Mr. Hirsch’s outstanding equity awards will continue to vest and be exercisable in accordance with their existing terms during the term of the Consulting Agreement.  Mr. Hirsch will also continue to be eligible for a cash bonus award, if any, made pursuant the terms of the Company’s Senior Executive Incentive Bonus Plan for fiscal 2010 performance.  In consideration of the benefits conferred by the Consulting Agreement, Mr. Hirsch agreed to a standard release of claims.

The foregoing description of the Consulting Agreement is a summary of the terms of such document and does not purport to be complete.  Such description is qualified in its entirety by reference to the full text of the Consulting Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with his appointment as Executive Vice President, Business and Legal Affairs, Mr. Curran will receive a base salary of $260,000 and is eligible to earn up to 50% of his base salary in annual performance bonuses, with the exact amount of any such bonus to be determined by the Compensation Committee.

Item 7.01    Regulation FD Disclosure.

On October 6, 2010, the Company issued a press release, a copy of which is being furnished as Exhibit 99.1 to this Report on Form 8-K.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits:

	10.1	Consulting Agreement by and between Mr. Gary Hirsch and the Company, dated as of October 6, 2010.

99.1	Press Release issued by the Company on October 6, 2010, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 6, 2010

INTRALINKS HOLDINGS, INC.

By:	/s/ J. Andrew Damico
J. Andrew Damico
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Consulting Agreement by and between Gary Hirsch and the Company, dated as of October 6, 2010

99.1	Press Release issued by the Company on October 6, 2010, furnished herewith